UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Modifications to Compensatory Arrangements.

Amendment to John Legere’s Employment Agreement

Effective February 25, 2015, T-Mobile US, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Executive Employment Agreement between John J. Legere, the Company’s Chief Executive Officer and President, and the Company, dated as of September 22, 2012, as subsequently amended as of October 23, 2013.

The Amendment:

•	Extends the original term of Mr. Legere’s employment from September 22, 2015 to September 22, 2017;

•	Increases Mr. Legere’s annual base salary to $1.5 million;

•	Increases Mr. Legere’s minimum annual incentive plan target award to $3,000,000 (with a maximum award equal to 200% of target);

•	Increases Mr. Legere’s minimum annual long-term incentive plan target award to $12,000,000;

•	Clarifies that any incentive compensation provided to Mr. Legere pursuant to the employment agreement is subject to the Company’s Executive Incentive Compensation Recoupment Policy;

•	Addresses the treatment of Mr. Legere’s long-term incentive plan awards under the Company’s 2013 Omnibus Incentive Plan, including the forms of award agreements previously filed with the Securities and Exchange Commission;

•	Extends Mr. Legere’s covenant not to compete from one year to two years under his Restrictive Covenant and Confidentiality Agreement; and

•	Provides Mr. Legere with certain tax planning from an accounting firm, at the Company’s expense.

The description of the Amendment is a summary only and is qualified in its entirety by the full and complete terms of the Amendment, a copy of which is included as Exhibit 10.1 of this report.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amendment No. 2 to Employment Agreement between T-Mobile US, Inc. and John J. Legere, dated as of February 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: February 26, 2015	/s/ David A. Miller
David A. Miller Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2 to Employment Agreement between T-Mobile US, Inc. and John J. Legere, dated as of February 25, 2015.